Joint Filer Information

Title of Security:	Common Stock
Issuer & Ticker Symbol:	Applied Natural Gas Fuels, Inc. [AGAS.OB]
Designated Filer:	Sandell Asset Management Corp.
Other Joint Filers:	Castlerigg PNG Investments LLC Castlerigg Master Investments Ltd.
Addresses:
The address of Castlerigg PNG Investments LLC is 40 West 57th Street, 26th Floor, New York, New York 10019.

The address of Castlerigg Master Investments Ltd. is c/o Citco Fund Services (Curacao) N.V., Kaya Flamboyan 9, P.O. Box 812, Curacao, Netherlands Antilles.

Signatures:

Dated:  April 28, 2011

CASTLERIGG PNG INVESTMENTS LLC

By: Castlerigg Master Investments Ltd.,
     its managing member and sole member

By: Sandell Asset Management Corp., as investment manager

                 By:  /s/ Thomas E. Sandell
                              Thomas E. Sandell,
        Chief Executive Officer

CASTLERIGG MASTER INVESTMENTS, LTD.
By Sandell Asset Management Corp., as Investment Manager

By:  /s/ Thomas E. Sandell
                    Thomas E. Sandell, Chief Executive Officer